NEWS RELEASE

_____________________________________________________________

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES THIRD QUARTER EARNINGS

Net income available to common shareholders of $4,196,000 up 5% for the third quarter

CRESTVIEW HILLS, KENTUCKY, October 18, 2012 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the third quarter and nine months ended September 30, 2012. For the third quarter, the Company reported an increase in diluted earnings per common share of 4% from the same period in 2011.

A summary of the Company’s results follows:

Third Quarter ended September 30,	2012	2011	Change
Net income	$4,196,000	$4,274,000	(2)%
Net income available to common shareholders	$4,196,000	$4,013,000	5%
Earnings per common share, basic	$0.56	$0.54	4%
Earnings per common share, diluted	$0.56	$0.54	4%

Nine Months ended September 30,	2012	2011	Change
Net income	$13,135,000	$11,580,000	13%
Net income available to common shareholders	$13,135,000	$10,803,000	22%
Net income per common share, basic	$1.76	$1.45	21%
Net income per common share, diluted	$1.74	$1.45	20%

Robert Zapp, President & CEO stated, “The positive trends we have seen in lending over the past several months continued into the third quarter of 2012, with most of the growth coming in the past few months. In addition, increased mortgage volume at a time when interest rates were at historic lows helped to increase fee revenue for the quarter. Although slow moving, we are experiencing a steady climb in borrowing among businesses and consumers and are active in helping local businesses obtain credit of any size. We continue to grow organically and have focused on expanding existing customer relationships by selling investment services and additional bank products and services. The Bank has further established itself in the region by capturing additional market share and maintaining our position as the largest bank in Northern Kentucky with 23% of total deposits. Overall, The Bank continues to execute its strategy and looks forward to future success.”

The increase in earnings available to common shareholders in the third quarter of 2012 was primarily attributable to a $350,000 (14%) decrease in the provision for loan losses and a $261,000 (100%) decrease in preferred stock dividends and amortization as compared to the third quarter of 2011. Also contributing to increased earnings was a 2% increase in total revenue (net interest income and non interest income), which was offset with a 10% increase in noninterest expense. The decrease in the provision for loan losses reflected lower levels of impaired loan reserves, lower levels of nonperforming loans and lower levels of adversely classified loans as compared to September 2011. The reduction of preferred stock dividends and amortization reflects the November 2011 repurchase of the final $17 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), previously issued to the U.S. Department of the Treasury as part of the TARP CPP program.

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Net interest income decreased $114,000 in the third quarter of 2012, as compared to the same period in 2011. The net interest margin, on a tax equivalent basis, decreased 19 basis points from 3.83% in the third quarter of 2011 to 3.64% in the third quarter of 2012. Contributing to the decrease in the net interest margin was the mix of the growth in earning assets. Of the $71 million growth in average earning assets from the third quarter of 2011 to third quarter of 2012, $46 million or 65% of the growth was attributed to the Bank’s securities portfolio, which generally has lower yields than loans.

The provision for loan losses decreased by $350,000 (14%) in the third quarter of 2012, as compared to the same period in 2011. Contributing to this decrease were lower levels of impaired loan reserves, non-performing and adversely classified loans as compared to September 2011. The Company’s non-performing loans as a percentage of total loans were 1.29% as of September 30, 2012, as compared to 1.43% as of September 30, 2011, while annualized net charge-offs to average loans increased from .86% in the third quarter of 2011 to 1.39% in the third quarter of 2012. The Company recorded $3,961,000 in net charge-offs in the third quarter of 2012 as compared to $2,425,000 in the third quarter of 2011. The majority of the loans charged off in the third quarter of 2012 were reserved for in prior quarters. On a sequential basis, the provision for loan losses of $2,200,000 in the third quarter of 2012 was $500,000 higher than the provision in the second quarter of 2012, while non-performing loans decreased from $16.5 million (1.44% of total loans) at June 30, 2012 to $14.9 million (1.29% of total loans) at September 30, 2012. Net charge-offs on a sequential basis increased from $1,716,000 (0.61% of loans) in the second quarter of 2012 to $3,961,000 (1.39% of loans) in the third quarter of 2012. The allowance for loan losses (ALL) as of September 30, 2012 decreased $1,761,000 from June 2012. The decrease in the ALL is primarily the result of the loans that were charged off in the third quarter of 2012 that were reserved for in previous quarters. The reserve for impaired loans was $6,254,000 at September 30, 2012, which was $1,261,000 lower than the $7,515,000 at June 30, 2012 and $1,508,000 lower than the $7,762,000 at September 30, 2011. As a result, the ALL has decreased from 1.60% of loans at the end of the second quarter of 2012 to 1.43% of loans at the end of the third quarter of 2012. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

The Company’s non-performing assets as a percentage of total assets were 1.23% as of September 30, 2012, as compared to 1.11% as of September 30, 2011. Non-performing loans decreased $1,091,000 from September 2011 to September 2012 and other real estate owned increased $4,298,000 in the same time period. On a sequential quarterly basis, other real estate owned increased $242,000 from June 2012. The increase in other real estate owned from September of 2011 was primarily the result of one commercial real estate relationship which added $3,475,000 in other real estate owned in the fourth quarter of 2011. These properties are recorded at their fair value less estimated costs to sell with the difference between this value and the loan balance being recorded as a charge-off.

Non-interest income increased 11% ($564,000) in the third quarter of 2012, as compared to the same period in 2011, while non-interest expense increased 10% ($1,072,000) from the same period last year. Contributing to the increase in non-interest income was a $214,000 or a 30% increase in the gains on sale of real estate loans. These gains were driven by the low current interest rates, which has prompted increased demand for home mortgage loan refinancing. Contributing to the increase in non-interest expense was a $558,000 (10%) increase in salaries and benefits expense. The increase in salaries and benefits included $181,000 in higher commission expense. The increase in commission expense included higher commissions paid based on higher real estate loan originations.

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Total assets were $1.722 billion at the end of the third quarter of 2012, which was $98 million or 6% higher than the same date a year ago. Total loans increased $40 million (4%), investments in securities increased $21 million (6%) and cash and cash equivalents increased $14 million (21%) from September of 2011. The balance sheet increases were funded by an increase in deposits of $102 million, or 7%. Total equity decreased $1.7 million from the same date in 2011 as a result of the repurchase of the Series A Preferred Stock.

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  The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Third Quarter Comparison				Nine months ended September 30, Comparison

Income Statement Data	9/30/12	9/30/11	% Chg		9/30/12	9/30/11	% Chg
Interest income	$15,433	$16,280	(5)%		$46,782	$48,702	(4)%
Interest expense	1,471	2,204	(33)%		4,929	7,251	(32)%
Net interest income	13,962	14,076	(1)%		41,853	41,451	1%
Provision for loan losses	2,200	2,550	(14)%		5,700	8,550	(33)%
Net interest income after provision for loan losses	11,762	11,526	2%		36,153	32,901	10%
Non interest income	5,861	5,297	11%		16,820	15,194	11%
Non interest expense	11,799	10,727	10%		34,668	31,711	9%
Net income before income taxes	5,824	6,096	(4)%		18,305	16,384	12%
Provision for income taxes	1,628	1,822	(11)%		5,170	4,804	8%
Net income	4,196	4,274	(2)%		13,135	11,580	13%
Preferred stock dividends & amortization	-	261	(100)%		-	777	(100)%
Net income available to common shareholders	$4,196	$4,013	5%		$13,135	$10,803	22%
Per Common Share Data
Diluted earnings per common share	0.56	0.54	4%		1.74	1.45	20%
Cash dividends declared	0.32	0.28	14%		0.62	0.56	11%
Earnings Performance Data
Return on common equity	10.05%	10.51%	(46	)bps	10.83%	9.78%	105	bps
Return on assets	0.98%	1.05%	(7	)bps	1.02%	0.95%	7	bps
Net interest margin	3.56%	3.76%	(20	)bps	3.54%	3.69%	(15	)bps

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	September 30, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$81,950	$135,964
Investments	361,108	371,737
Loans held for sale	19,314	8,920
Total loans, gross	1,159,074	1,129,954
Allowance for loan losses	(16,585)	(18,288)
Premises and equipment, net	22,714	22,827
Goodwill and acquisition intangibles, net	24,668	25,251
Other assets and accrued interest receivable	69,711	68,359
Total assets	$1,721,954	$1,744,724

Liabilities & Shareholders’ Equity
Total deposits	$1,471,246	$1,498,821
Short-term borrowings	22,142	29,300
Notes payable	48,721	48,739
Accrued interest payable and other liabilities	12,224	11,294
Total liabilities	1,554,333	1,588,154
Common stockholders’ equity	167,621	156,570
Total liabilities and shareholders’ equity	$1,721,954	$1,744,724

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 The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended September 30, 2012			Three Months ended September 30, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,158,072	$13,926	4.78%	$1,126,118	$14,652	5.16%
Securities (2)	369,707	1,763	1.90	324,144	1,881	2.30
Other interest-earning assets	32,781	71	0.86	39,721	69	0.69
Total interest-earning assets	1,560,560	15,760	4.02	1,489,983	16,602	4.42
Non-interest-earning assets	147,283			133,736
Total assets	$1,707,843			$1,623,719
Interest-bearing liabilities:
Transaction accounts	796,346	280	0.14	711,046	524	0.29
Time deposits	369,327	934	1.01	411,193	1,430	1.38
Borrowings	70,445	257	1.45	72,421	250	1.37
Total interest-bearing liabilities	1,236,118	1,471	0.47	1,194,660	2,204	0.73
Non-interest-bearing liabilities	305,689			261,219
Total liabilities	1,541,807			1,455,879
Shareholders’ equity	166,036			167,840
Total liabilities and shareholders’ equity	$1,707,843			$1,623,719
Net interest income		$14,289			$14,398
Interest rate spread			3.55%			3.69%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.64%			3.83%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2012 and 2011. The tax equivalent adjustment was $327,000 and $322,000 in 2012 and 2011, respectively.

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  The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Nine Months ended September 30, 2012			Nine Months ended September 30, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,142,833	$41,832	4.89%	$1,118,185	$43,886	5.25%
Securities (2)	373,036	5,684	2.04	315,364	5,454	2.31
Other interest-earning assets	63,895	242	0.51	69,341	291	0.56
Total interest-earning assets	1,579,764	47,758	4.04	1,502,890	49,631	4.40
Non-interest-earning assets	148,025			132,355
Total assets	$1,727,789			$1,635,245
Interest-bearing liabilities:
Transaction accounts	810,382	1,175	0.19	720,339	1,708	0.32
Time deposits	384,549	2,953	1.03	424,428	4,785	1.51
Borrowings	75,657	801	1.41	72,879	758	1.39
Total interest-bearing liabilities	1,270,588	4,929	0.52	1,217,646	7,251	0.80
Non-interest-bearing liabilities	295,194			252,033
Total liabilities	1,565,782			1,469,679
Shareholders’ equity	162,007			165,566
Total liabilities and shareholders’ equity	$1,727,789			$1,635,245
Net interest income		$42,829			$42,380
Interest rate spread			3.52%			3.60%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.62%			3.77%

___________________________

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2012 and 2011. The tax equivalent adjustment was $976,000 and $929,000 in 2012 and 2011, respectively.

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 The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Net interest income	$13,962	$14,047	$13,844	$14,087	$14,076
Provision for loan losses	2,200	1,700	1,800	2,200	2,550
Net interest income after provision for loan losses	11,762	12,347	12,044	11,887	11,526
Service charges and fees	2,325	2,241	2,201	2,390	2,470
Gain on sale of real estate loans	917	589	586	580	703
Gain/(loss) on sale of securities	-	(4)	207	-	-
Trust fee income	710	694	689	625	630
Bankcard transaction revenue	940	952	902	885	849
Gains/(losses) on other real estate owned	(67)	(40)	(94)	(85)	(98)
Other non-interest income	1,036	921	1,115	1,135	743
Total non-interest income	5,861	5,353	5,606	5,530	5,297
Salaries and employee benefits expense	5,909	5,724	5,451	5,044	5,351
Occupancy and equipment expense	1,316	1,315	1,277	1,192	1,216
Data processing expense	505	533	535	522	500
State bank taxes	579	579	559	415	550
Amortization of intangible assets	187	196	200	220	202
FDIC Insurance	267	295	305	305	269
Other non-interest expenses	3,036	2,885	3,015	2,705	2,639
Total non-interest expense	11,799	11,527	11,342	10,403	10,727
Net income before income tax expense	5,824	6,173	6,308	7,014	6,096
Income tax expense	1,628	1,749	1,793	2,105	1,822
Net income	4,196	4,424	4,515	4,909	4,274
Preferred stock dividends & amortization	-	-	-	195	261
Net income available to common shareholders	$4,196	$4,424	$4,515	$4,714	$4,013
Per Common Share Data
Diluted earnings per common share	0.56	0.59	0.60	0.63	0.54
Cash dividends declared	0.32	0.00	0.30	0.00	0.28
Weighted average common shares outstanding
Basic	7,465,926	7,465,434	7,448,604	7,432,995	7,432,995
Diluted	7,554,271	7,542,372	7,520,062	7,465,606	7,488,743
Earnings Performance Data
Return on common equity	10.05%	10.99%	11.49%	12.21%	10.51%
Return on assets	0.98%	1.03%	1.04%	1.13%	1.05%
Net interest margin	3.56%	3.57%	3.49%	3.55%	3.76%
Net interest margin (tax equivalent)	3.64%	3.65%	3.57%	3.63%	3.83%

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 The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Dataaia	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Assets:
Cash and cash equivalents	$81,950	$66,719	$133,153	$135,964	$67,657
Investments	361,108	376,454	374,336	371,737	339,780
Loans held for sale	19,314	13,983	10,863	8,920	6,612
Total loans	1,159,074	1,143,733	1,130,200	1,129,954	1,118,630
Allowance for loan losses	(16,585)	(18,346)	(18,362)	(18,288)	(17,941)
Premises and equipment, net	22,714	22,923	23,159	22,827	22,653
Goodwill and acquisition intangibles, net	24,668	24,856	25,051	25,251	24,826
Other assets & accrued interest receivable	69,711	73,543	74,381	68,359	62,182
Total assets	$1,721,954	$1,703,865	$1,752,781	$1,744,724	$1,624,399
Liabilities & Shareholders’ Equity
Total deposits	$1,471,246	$1,455,328	$1,505,709	$1,498,821	$1,369,215
Short-term borrowings	22,142	24,373	29,334	29,300	26,248
Notes payable	48,721	48,727	48,733	48,739	48,745
Accrued interest payable & other liabilities	12,224	10,987	9,531	11,294	10,905
Total liabilities	1,554,333	1,539,415	1,593,307	1,588,154	1,455,113
Common stockholders’ equity	167,621	164,450	159,474	156,570	152,356
Preferred stock	-	-	-	-	16,930
Shareholders’ equity	167,621	164,450	159,474	156,570	169,286
Total liabilities and shareholders’ equity	$1,721,954	$1,703,865	$1,752,781	$1,744,724	$1,624,399
Common shares outstanding	7,467,396	7,465,841	7,464,811	7,432,995	7,432,995
Average Balance Sheet Data
Average investments	$369,707	$375,245	$374,027	$360,265	$324,144
Average other earning assets	32,781	70,648	88,597	76,258	39,721
Average loans	1,158,072	1,136,894	1,133,367	1,139,767	1,126,118
Average earning assets	1,560,560	1,582,787	1,595,991	1,576,290	1,489,983
Average assets	1,707,843	1,730,575	1,745,169	1,717,816	1,623,719
Average deposits	1,459,593	1,482,222	1,494,332	1,464,550	1,372,244
Average interest bearing deposits	1,165,673	1,194,699	1,224,743	1,190,716	1,122,239
Average interest bearing transaction deposits	796,346	813,312	821,643	783,753	711,046
Average interest bearing time deposits	369,327	381,387	403,100	406,963	411,193
Average borrowings	70,445	75,789	80,798	77,832	72,421
Average interest bearing liabilities	1,236,118	1,270,488	1,305,541	1,268,548	1,194,660
Average common stockholders equity	166,036	161,962	158,022	153,175	150,934
Average preferred stock	-	-	-	9,753	16,906

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Asset Quality Data	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Allowance for loan losses to total loans	1.43%	1.60%	1.62%	1.62%	1.60%
Allowance for loan losses to non-performing loans	112%	111%	105%	115%	112%
Nonaccrual loans	$14,813	$16,265	$16,779	$15,651	$15,964
Loans – 90 days past due & still accruing	105	195	680	219	45
Total non-performing loans	14,918	16,460	17,459	15,870	16,009
OREO and repossessed assets	6,192	5,950	6,328	5,844	1,894
Total non-performing assets	21,110	22,410	23,787	21,714	17,903
Restructured loans-accruing	12,270	15,388	15,492	13,306	13,108
Non-performing loans to total loans	1.29%	1.44%	1.54%	1.40%	1.43%
Non-performing assets to total assets	1.23%	1.32%	1.36%	1.25%	1.11%
Annualized charge-offs to average loans	1.39%	0.61%	0.62%	0.65%	0.86%
Net charge-offs	$3,961	$1,716	$1,726	$1,853	$2,425

Other Information
Total assets under management (in millions)	715	701	702	667	639
Full-time equivalent employees	370	376	359	356	349

About BKFC

BKFC, a bank holding company with assets of approximately $1.722 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-five ATMs in the Northern Kentucky/Cincinnati market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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